Exhibit 99.1
For Immediate Release
Builders FirstSource Reports Third Quarter 2008 Results
October 23, 2008 (Dallas, TX) – Builders FirstSource, Inc. (NasdaqGS: BLDR), today reported a net loss of $18.9 million, or $0.53 loss per diluted share, on sales of $288.3 million for the third quarter ended September 30, 2008. These results compare to a net loss of $12.0 million, or $0.34 loss per diluted share, on sales of $413.9 million for the third quarter ended September 30, 2007.
Third Quarter Financial Highlights

	Third Quarter	Third Quarter
(in millions, except gross margin and per share data)	2008	2007
Sales	$288.3	$413.9
Gross margin, as a percentage of sales	21.0%	24.1%
Net loss	$(18.9)	$(12.0)
Net loss per diluted share	$(0.53)	$(0.34)
Facility closure costs pre-tax	$4.1	$—
(per share amounts net of tax)	$(0.07 per share )	$(0.00 per share	)
Asset impairments, pre-tax	$—	$18.9
(per share amounts net of tax)	$(0.00 per share )	$(0.33 per share	)
Valuation allowance on net deferred tax assets	$3.2	$—
(per share amounts)	$(0.09 per share )	$(0.00 per share	)
Diluted weighted average shares outstanding	35.7	35.0
Operating cash flow	$(4.4)	$6.2
“Our industry is facing unprecedented times. Annualized housing starts in September 2008 fell to 817 thousand units, the lowest level since 1958 based on currently available data from the U.S. Census Bureau. Additionally, the credit markets supporting mortgages and commercial lending were virtually frozen at the end of the quarter as a result of the financial crisis affecting our country. This contraction in lending could further damage already weak housing conditions,” said Floyd Sherman, Builders FirstSource Chief Executive Officer. “Early in the housing downturn, we redirected our focus to conserving cash which is essential in this business environment. We are more than two years into the downturn and our cash remains strong at $131.2 million. Accordingly, we believe we are well-positioned to withstand the challenging conditions facing our industry.”
Mr. Sherman continued, “Over a year ago, we began the process of reducing excess physical capacity by closing or temporarily idling certain facilities. During the third quarter, we closed two additional facilities. Subsequent to quarter end, we made the difficult decision to exit the New Jersey market, coupled with the closure of two additional facilities, bringing total closures to nine facilities. Idling and closing facilities are tough decisions to make, but we must evaluate not only the short-term, but also the long-term prospects of our locations to protect our liquidity and ensure the long-term success of Builders FirstSource. We believe these actions will add $5 to $7 million of liquidity in 2009.”

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Builders FirstSource Reports Third Quarter 2008 Results, continued
Third Quarter 2008 Results Compared to Third Quarter 2007
(See accompanying financial schedules for full financial details and reconciliations of Non-GAAP financial measures to their GAAP equivalents.)
•	Sales were $288.3 million compared to $413.9 million. This 30.3 percent sales decline was primarily driven by the decrease in housing activity within the company’s markets which had an estimated 39.4 percent negative effect on sales. Also, lower market prices for commodity lumber and lumber sheet goods had a 1.4 percent negative effect on sales. These non-controllable sales drivers were partially offset by sales growth attributable to market share gains of an estimated 10.1 percent and sales growth from new operations of 0.4 percent. Overall sales volumes declined an estimated 29.6 percent. Gross margin percentage was 21.0 percent, down from 24.1 percent, due to competitive market conditions and the impact of fixed costs within our manufacturing facilities against lower sales volumes.

•	Selling, general and administrative (“SG&A”) expenses decreased $17.6 million, or 18.9 percent, from the third quarter of 2007. As a percentage of sales, however, SG&A increased from 22.5 percent in 2007 to 26.2 percent in 2008, which is reflective of fixed cost items becoming a larger percentage of our SG&A. Average full-time equivalent employees for the third quarter 2008 were 22.0 percent lower than the third quarter 2007, while our salaries and benefits expense fell $12.4 million from 2007, or 21.7 percent, compared to a 29.6 percent volume decline. Offsetting our declines in selling, general and administrative expenses, we had a $0.6 million increase in our fuel expense related to higher fuel prices.

•	We recorded facility closure costs of $4.1 million, or $0.07 per share net of tax. Due to the protracted decline in the economic conditions that affect our industry, we evaluated the current operating performance as well as the long-term expectations of our locations. Based on this evaluation, we decided to close a location in South Carolina and a location in Ohio. The majority of the facility closure costs relate to future lease obligations on our closed facilities.

•	An after-tax, non-cash valuation allowance of $3.2 million, or $0.09 per share, was recorded during the third quarter of 2008 related to net deferred tax assets in accordance with Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes.” The valuation allowance is reflected as a reduction to third quarter income tax benefit and to the Company’s net deferred tax assets as of September 30, 2008.

•	Net loss was $18.9 million, or $0.53 loss per diluted share, compared to net loss of $12.0 million, or $0.34 loss per diluted share. Excluding the facility closure costs and the tax valuation allowance, our diluted loss per share was $0.37 in the third quarter of 2008, which compares to a diluted loss of $0.01 per share exclusive of the asset impairment charges in the third quarter of 2007.

•	Diluted weighted average shares outstanding were 35.7 million compared to 35.0 million.

•	Adjusted EBITDA was $(7.6) million, or (2.6) percent of sales, compared to $14.6 million, or 3.5 percent of sales.

•	In response to the uncertainty surrounding the credit markets in August and September of 2008, we borrowed a total of $60 million under our $350 million revolving credit facility to increase our

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Builders FirstSource Reports Third Quarter 2008 Results, continued
cash position. As the borrowing was made late in the quarter, the impact to interest expense, net was nominal.

•	As of September 30, 2008, the company’s cash on hand was $131.2 million, available borrowing capacity was $23.3 million, net of the $35 million minimum liquidity covenant within the credit agreement, and funded debt was $335.0 million. As of December 31, 2007, our cash on hand was $97.6 million, available borrowing capacity was $83.9 million, net of the $35 million minimum liquidity covenant, and funded debt was $275.0 million.

•	Operating cash flow was a use of $4.4 million compared to a provision of $6.2 million for the quarters ended September 30, 2008 and 2007, respectively. The decline in our operating cash flows was primarily due to higher net loss this year which was not fully offset by changes in working capital.

•	Capital expenditures were $1.1 million compared to $1.5 million for the quarters ended September 30, 2008 and 2007, respectively.
Commenting on the third quarter results, Charles Horn, Builders FirstSource Senior Vice President and Chief Financial Officer, said, “We have been very diligent in paring our operating expenses in response to declining market conditions. For the quarter, our operating expenses declined 63.9 percent variable with sales volumes. In addition, the actions taken during and immediately subsequent to the quarter to reduce physical capacity should further lower our fixed operating costs going forward.”
Mr. Horn continued, “With the turmoil in the credit markets, liquidity is even more important as we continue to face declining economic conditions. We used only $4.0 million of cash during the quarter and our liquidity remains strong at $154.5 million. The borrowings on our credit facility were purely in response to the uncertainty in the credit markets.”
Outlook
The company expects the difficult market conditions to negatively affect its operating results through mid-2010. Additionally, increased competitive pressure arising from the current operating conditions could continue to have a negative impact on margins.
Mr. Sherman concluded, “The decline in the housing markets coupled with the turmoil in the credit markets have created unprecedented conditions in our industry. We believe our strategy has helped us to weather the downturn to date, and we believe it will allow us to endure the conditions ahead. We will continue to focus on our liquidity, identify cost efficiencies and grow our market share. Our strategy has been successful because of the efforts of our employees. We appreciate and count on our employees’ continued commitment to Builders FirstSource to help us withstand this prolonged industry downturn.”
Conference Call
Builders FirstSource will host a conference call Friday at 10:00 a.m. Central Time (CT) and will simultaneously broadcast it live over the Internet. To participate in the teleconference, please dial into the call a few minutes before the start time: 866-409-1564 (U.S. and Canada) and 913-905-3226 (international). A replay of the call will be available from 1:00 p.m. CT October 24, 2008 through December 15, 2008. To access the replay, please dial 888-203-1112 (U.S. and Canada) and 719-457-0820 (international). Please refer to pass code 8374658. To access the webcast, go to and click on “Investors.” The online archive of the webcast will be available for approximately 90 days.

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Builders FirstSource Reports Third Quarter 2008 Results, continued
About Builders FirstSource
Headquartered in Dallas, Texas, Builders FirstSource is a leading supplier and manufacturer of structural and related building products for residential new construction. The company operates in 11 states, principally in the southern and eastern United States, and has 61 distribution centers and 59 manufacturing facilities, many of which are located on the same premises as our distribution facilities. Manufacturing facilities include plants that manufacture roof and floor trusses, wall panels, stairs, aluminum and vinyl windows, custom millwork and pre-hung doors. Builders FirstSource also distributes windows, interior and exterior doors, dimensional lumber and lumber sheet goods, millwork and other building products. For more information about Builders FirstSource, visit the company’s Web site at www.bldr.com.
Cautionary Notice
Statements in this news release and the schedules hereto which are not purely historical facts or which necessarily depend upon future events, including statements about the impact of expected market share gains, plans to reduce costs, future conditions in the housing or credit markets, forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Builders FirstSource, Inc. on the date this release was submitted. Builders FirstSource, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s growth strategies, including gaining market share, or the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, lumber prices, the credit markets and the economy.  Builders FirstSource, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Builders FirstSource, Inc.’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission.  Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.
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Contact:
Katie E. Murphree
Director Investor Relations and Financial Reporting
Builders FirstSource, Inc.
(214) 880-3595
Charles L. Horn
Senior Vice President and Chief Financial Officer
Builders FirstSource, Inc.
(214) 880-3500
Financial Schedules to Follow

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BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
	(in thousands, except per share amounts)
Sales	$288,324	$413,917	$866,096	$1,290,200
Cost of sales	227,793	314,294	678,894	969,393

Gross margin	60,531	99,623	187,202	320,807

Selling, general and administrative expenses (includes stock-based compensation expense of $2,227 and $2,199 for the three months ended in 2008 and 2007, respectively, and $6,363 and $6,033 for the nine months ended in 2008 and 2007, respectively )	75,619	93,197	236,027	290,230
Facility closure costs	4,088	—	4,088	—
Asset impairments	—	18,864	14,235	18,864

(Loss) income from operations	(19,176)	(12,438)	(67,148)	11,713
Interest expense, net	6,144	6,550	18,908	19,845

Loss before income taxes	(25,320)	(18,988)	(86,056)	(8,132)
Income tax benefit	(6,464)	(6,976)	(5,441)	(4,747)

Net loss	$(18,856)	$(12,012)	$(80,615)	$(3,385)

Net loss per share:
Basic and diluted	$(0.53)	$(0.34)	$(2.26)	$(0.10)

Weighted average common shares:
Basic and diluted	35,689	35,006	35,605	34,851

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES
Sales by Product Category
(unaudited)

	Three months ended September 30,
	2008		2007
	(dollars in thousands)
Prefabricated components	$59,969	20.8%	$85,364	20.6%
Windows & doors	66,870	23.2%	94,033	22.7%
Lumber & lumber sheet goods	71,606	24.8%	109,892	26.6%
Millwork	28,288	9.8%	41,397	10.0%
Other building products & services	61,591	21.4%	83,231	20.1%

Total sales	$288,324	100.0%	$413,917	100.0%

	Nine months ended September 30,
	2008		2007
	(dollars in thousands)
Prefabricated components	$173,714	20.1%	$270,864	21.0%
Windows & doors	209,231	24.1%	291,944	22.6%
Lumber & lumber sheet goods	212,280	24.5%	350,523	27.2%
Millwork	89,334	10.3%	123,625	9.6%
Other building products & services	181,537	21.0%	253,244	19.6%

Total sales	$866,096	100.0%	$1,290,200	100.0%

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited)

	September 30,	December 31,
	2008	2007
	(in thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$131,210	$97,574
Trade accounts receivable, less allowances of $6,240 and $7,209, respectively	118,278	126,431
Other receivables	33,220	23,051
Inventories	91,294	95,038
Other current assets	9,408	26,672

Total current assets	383,410	368,766
Property, plant and equipment, net	85,360	96,358
Goodwill	147,822	155,588
Other assets, net	23,486	26,711

Total assets	$640,078	$647,423

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$70,614	$65,811
Accrued liabilities	39,890	47,626
Current maturities of long-term debt	43	40

Total current liabilities	110,547	113,477
Long-term debt, net of current maturities	339,194	279,226
Other long-term liabilities	22,030	13,173

Total liabilities	471,771	405,876
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, $0.01 par value, 200,000 shares authorized; 36,102 and 35,701 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	357	351
Additional paid-in capital	145,076	138,476
Retained earnings	21,760	102,375
Accumulated other comprehensive income	1,114	345

Total stockholders’ equity	168,307	241,547

Total liabilities and stockholders’ equity	$640,078	$647,423

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2008	2007
	(in thousands)
Cash flows from operating activities:
Net loss	$(80,615)	$(3,385)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	16,727	18,056
Asset impairments	14,235	18,864
Amortization of deferred loan costs	2,127	1,976
Deferred income taxes	20,872	(9,936)
Bad debt expense	3,107	1,782
Non-cash stock based compensation	6,363	6,033
Net gain on sales of assets	(1,402)	(583)
Changes in assets and liabilities:
Accounts receivable	(6,659)	8,819
Inventories	3,744	11,892
Other current assets	(135)	(589)
Other assets and liabilities	1,581	(2,223)
Accounts payable	4,803	16,626
Accrued liabilities	(8,043)	(7,605)

Net cash (used in) provided by operating activities	(23,295)	59,727

Cash flows from investing activities:
Purchases of property, plant and equipment	(7,587)	(7,451)
Proceeds from sale of property, plant and equipment	2,665	1,552
Cash used for acquisitions, net	830	(17,626)

Net cash used in investing activities	(4,092)	(23,525)

Cash flows from financing activities:
Net borrowings under revolving credit facility	60,000	—
Payments on long-term debt	(29)	(331)
Deferred loan costs	(380)	—
Exercise of stock options	1,831	3,765
Repurchase of common stock	(399)	(483)

Net cash provided by financing activities	61,023	2,951

Net change in cash and cash equivalents	33,636	39,153
Cash and cash equivalents at beginning of period	97,574	93,258

Cash and cash equivalents at end of period	$131,210	$132,411

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES
Accounts Receivable Detail
(unaudited)

	September 30,	December 31,
	2008	2007
	(in thousands)
Trade receivables	$124,518	$133,640
Less: allowance for doubtful accounts	(6,240)	(7,209)

Trade accounts receivable, net	$118,278	$126,431

Income tax receivable	26,466	13,276
Other	6,754	9,775

Other receivables	33,220	23,051

Total accounts receivable, net	$151,498	$149,482

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to their GAAP Equivalents
(unaudited - dollars in thousands)

Note:	The company provided detailed explanations of these non-GAAP financial measures in its Form 8-K filed with the Securities and Exchange Commission on October 23, 2008.

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
Reconciliation to EBITDA:
Net loss	$(18,856)	(12,012)	$(80,615)	$(3,385)
Reconciling items:
Depreciation and amortization expense	5,252	5,945	16,727	18,056
Facility closure costs	4,088	—	4,088	—
Asset impairments	—	18,864	14,235	18,864
Interest expense, net	6,144	6,550	18,908	19,845
Income tax benefit	(6,464)	(6,976)	(5,441)	(4,747)

EBITDA	$(9,836)	12,371	$(32,098)	48,633
Stock compensation expense	2,227	2,199	6,363	6,033

Adjusted EBITDA	$(7,609)	$14,570	$(25,735)	$54,666

Adjusted EBITDA as percentage of sales	-2.6%	3.5%	-3.0%	4.2%

	Last twelve months ended
	September 30,
	2008	2007
Return on Net Assets:
(Loss) income from operations	$(91,736)	$26,456

Average net assets	$431,055	$493,444
Return on net assets	-21.3%	5.4%